Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

NASDAQ PANEL GRANTS MICROTUNE’S REQUEST FOR CONTINUED LISTING

PLANO, Texas, November 17, 2006 — Microtune®, Inc. (NASDAQ: TUNE) announced today that on November 16, 2006, it received notice that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing of its common stock on The Nasdaq Global Market. The continued listing of Microtune’s common stock is subject to two conditions. First, on or about December 4, 2006, the Company must provide additional information to Nasdaq regarding the internal investigation of the Company’s stock option grant practices by the Company’s Audit Committee. Second, on or before January 22, 2007, the Company must file with the Securities and Exchange Commission its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, respectively, and any necessary restatements of its prior financial statements. Although the Company currently believes that it can comply with these conditions, there can be no assurance that such deadlines will be met.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner(TM) single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 66 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Specific examples of forward-looking statements in this release include, but are not limited to, statements concerning the status of the internal investigation, the length of time it may take for the Audit Committee to complete its investigation, and the timing of the filing of the Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2006 and September 30, 2006 and any required restated financial statements. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include additional findings by the Audit Committee of the Company’s Board of Directors as a product of its investigation into the Company’s stock option grant practices, the impact of additional tax liabilities that have not yet been estimated, future rule-making, pronouncements or guidance by the SEC, PCAOB, NASDAQ or other regulatory agencies, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results

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of operations and financial condition. As previously disclosed, the Company has determined that you should not rely on any of the financial statements or related footnote disclosures in the Company’s SEC reports or other financial information from 2001 through the first half of 2006 until the Company has filed all required restated financial statements and all delinquent Quarterly Reports on Form 10-Q. There can be no assurance concerning the results of the ongoing internal investigation, the timing of the filing of the Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2006 and September 30, 2006, or the amount of time necessary to complete the required restatements of certain of the Company’s historical financial statements.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2006 Microtune, Inc. All rights reserved.